                                                                 EXHIBIT 10.15


            SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
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     THIS SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS (the "Agreement") is made as of the 16th day of August 1999, by and among Agile Software Corporation, a California corporation (the "Company") and the investors listed on Schedule A hereto (the "Investors").

                                   RECITALS
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     WHEREAS, certain of the Investors (the "Prior Investors") possess registration rights, information rights, rights of first offer and other rights pursuant to that certain Fifth Amended and Restated Investors' Right Agreement, dated as of June 4, 1998, among the Company and such Prior Investors(the "Prior Agreement");

     WHEREAS, certain of the Investors (the "Common Stock Investors") are a party to the Common Stock Purchase Agreements dated August 2, 1999 and August 16, 1999 (collectively the "Common Stock Agreements") between the Company and the Common Stock Investors, pursuant to which the Common Stock Investors are purchasing shares of Common Stock of the Company;

     WHEREAS, in order to induce the Company to enter into the Common Stock Agreements and to induce the Common Stock Investors to invest funds in the Company pursuant to the Common Stock Agreements, the Prior Investors hereby agree (i) to waive their rights under the Prior Agreement, and (ii) agree that the Common Stock Investors be granted rights pursuant to Section 1.3 hereof, and the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issued or issuable to such persons and certain other matter as set forth herein;

     NOW, THEREFORE, in consideration of the promises, covenants and conditions set forth herein, the parties hereto hereby agree as follows:

     1.   Registration Rights.  The Company covenants and agrees as follows:

          1.1   Definitions.  For purposes of this Section 1:
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                (a) The term "Securities Act" means the Securities Act of 1933, as amended.

                (b) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the company with the SEC.

                (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof.

               (d) The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               (e) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

               (f) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, (ii) the Common Stock issuable or issued upon conversion of the Series B Preferred Stock,
(iii) the Common Stock issuable or issued upon conversion of the Series C Preferred Stock, (iv) the Common Stock issuable or issued upon conversion of the Series D Preferred Stock, (v) the Common Stock issuable or issued upon conversion of the Series E Preferred Stock, (vi) the Common Stock issuable or issued upon conversion of the Series F Preferred Stock, (vii) any shares of Common Stock issuable or issued the upon conversion of the Preferred Stock issued upon conversion of the Series C, Series D, Series E, Series F or any successive series of Preferred Stock, (viii) the Common Stock issued to the Common Stock Investors, and (ix) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i), (ii), (iii),
(iv), (v), (vi), (vii) or (viii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his or her rights under this Section 1 are not properly assigned as provided herein; provided, however, that Common Stock and other securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction and (B) the registration rights associated with such securities have not been terminated pursuant to Section 1.16 hereof.

               (g) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

               (h) The term "SEC" shall mean the Securities and Exchange Commission.

          1.2  Request for Registration.
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               (a) Excluding for all purposes hereunder the Excluded Securities, which shall have no rights pursuant to this subsection 1.2, if the Company shall receive at any time after the earlier of (i) June 2, 1999 or (ii) three months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction) a written request from the Holders of at least 30% of the Registrable Securities (excluding for this purpose the Common Stock held by the Common Stock Investors (the "Excluded Securities")) then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least 30% of the Registrable Securities (excluding the Excluded Securities) then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10,000,000), then the Company shall:

                    (i) within ten days of the receipt thereof, give written notice of such request to all Holders; and

                    (ii) effect as soon as practicable, and in any event within 60 days of the receipt of such request, the registration under the Securities Act of all Registrable Securities (other than Excluded Securities) which the Holders request to be registered, subject to the limitations of subsection 1.2(b), within 20 days of the mailing of such notice by the Company in accordance with Section 3.5.

               (b) If the Holders initiating the registration request hereunder (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his or her Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed to by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

               (c) Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the Chief Executive Officer of the Company stating that, in the good fair judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any 12-month period.

               (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

                    (i) after the Company has effected two registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

                    (ii) during the period starting with the date 60 days prior to the Company's good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a registration subject to
Section 1.3 hereof, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                    (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below.


          1.3  Company Registration.  If (but without any obligation to do so)
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the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder (including the holders of Excluded Securities) written notice of such registration. Upon the written request of each Holder (including for this purpose holders of Excluded Securities) given within 20 days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Securities Act all of the Registrable Securities (including Excluded Securities) that each such Holder has requested to be registered.

          1.4  Obligations of the Company.  Whenever required under this Section
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1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 120 days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or other trading market on which similar securities issued by the Company are then listed.

               (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

               (i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this
Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          1.5  Furnish Information.
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               (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

               (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.12(b)(2), whichever is applicable.

          1.6  Expenses of Demand Registration.  All expenses other than
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underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, reasonable fees and disbursements of counsel for the Company (including fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder, if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for the selling Holders) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2.

          1.7  Expenses of Company Registration.  The Company shall bear and pay
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all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing and qualification fees, printers' and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder (if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for the selling Holders selected by them), but excluding underwriting discounts and commissions relating to Registrable Securities.

          1.8  Underwriting Requirements.  In connection with any offering
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involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below 20% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling shareholders may be entirely excluded if the underwriters make the determination described above and no other shareholder's securities are included or (ii) notwithstanding (i) above, any shares being sold by a shareholder exercising a demand registration right similar to that granted in
Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder," and any pro-rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

          1.9  Delay of Registration.  No Holder shall have any right to obtain
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or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.10 Indemnification.  In the event any Registrable Securities are
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included in a registration statement under this Section 1:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities
Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement containd in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, however, that in no event shall any indemnity under this subsection 1.10(b) exceed the gross proceeds from the offering received by such Holder.

               (c)  Promptly after receipt by an indemnified party under this
Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 1.10.

               (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               (f)  The obligations of the Company and Holders under this
Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.

          1.11 Reports Under Securities Exchange Act of 1934.  With a view to
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making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements to SEC Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualities as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          1.12 Form S-3 Registration.  In case the Company shall receive from
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any Holder or Holders (other than a holder of Excluded Securities) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders other than holders of Excluded Securities; and

               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities (other than Excluded Securities) as are specified in such request, together with all or such portion of the Registrable Securities (other than Excluded Securities) of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any 12 month period; (4) if the Company has, within the 12 month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.12; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities (other than Excluded Securities) and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to
Section 1.12, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, shall be borne pro rata by the Holder or Holders participating in the Form S-3 Registration. Registrations effected pursuant to this

Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

               1.13   Assignment of Registration Rights. The rights to cause the
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Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who acquires all of the Registrable Securities previously held by such Holder, or who, after such assignment or transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided that: (a) the Company is, within 20 days after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement including without limitation the provisions of Section 1.15 below; and
(c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

               1.14   Limitations on Subsequent Registration Rights. From and
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after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section
1.2 or Section 1.3 hereof, unless under the terms of such agreement such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his or her securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within 120 days of the effective date of any registration effected pursuant to Section 1.2.

               1.15   "Market Stand-Off" Agreement. Each Investor hereby agrees
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that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

               (a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

               (b) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements;

               (c) such market stand-off time period shall not exceed 180 days; and

               (d) such market stand-off shall not apply to securities purchased in an underwritten public offering or in the open market following the Company's initial public offering.

     In order to enforce the foregoing covenant the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     Notwithstanding the foregoing, the obligations described in this Section
1.15 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or to a registration relating solely to a Commission Rule 145 transaction on Form S-14 or Form S-15 or similar forms which may be promulgated in the future.

          1.16 Termination of Registration Rights.
               ----------------------------------

               (a) No Holder shall be entitled to exercise any right provided for in this Section 1 after three years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the initial firm commitment underwritten offering of its securities to the general public.

               (b) In addition, the right of any Holder to request registration pursuant to Section 1.2 or inclusion in any registration pursuant to Section 1.3 shall terminate on the closing of the first Company-initiated registered public offering of Common Stock of the Company if all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period, or on such date after the closing of the first Company-initiated registered public offering of Common Stock of the Company as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period; provided, however, that the provisions of this Section 1.16(b) shall not apply to any Holder who owns more than 2% of the Company's outstanding stock until such time as such Holder owns less than 2% of the outstanding stock of the Company.

     2.   Covenants of the Company.

          2.1  Delivery of Financial Statements. The Company shall deliver to
               --------------------------------
each Investor other than the Common Stock Investors:

               (a) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholders' equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

               (b) as soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited profit or loss statement, schedule as to the sources and application of funds for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

               (c) (i) so long as such Investor holds at least 100,000 shares of Preferred Stock (either in the form of Preferred Stock or Common Stock issued upon conversion thereof, and as adjusted for subsequent stock splits, recombinations, reclassifications or the like), within 30 days of the end of each month, an unaudited income statement and schedule as to the sources and application of funds and balance sheet for and as of the end of such month, in reasonable detail, and (ii) so long as such Investor holds at least 250,000 shares of Preferred Stock (either in the form of Preferred Stock or Common Stock issued upon conversion thereof, and as adjusted for subsequent stock splits, recombinations, reclassifications or the like), upon request, Board of Directors' packages;

               (d)  the financial statements called for in subsections (b) and
(c) of this Section shall be prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and shall fairly present the financial condition of the Company and its results of operations for the period specified, subject to year-end audit adjustment; and

               (e) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as such Investor or any assignee of such Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection (e) or any other subsection of Section 2.1 to provide information which it deems in good faith to be a trade secret or similar confidential information.

               (f) Each Investor agrees that information obtained by such Investor pursuant to this Section 2.1 that is or would reasonably be perceived to be proprietary to the Company will not be disclosed by such Investor without the prior written consent of the Company.

          2.2  Inspection. The Company shall permit each Investor other than the
               ----------
Common Stock Investors, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

          2.3  Termination of Information and Inspection Covenants.  The
               ---------------------------------------------------
covenants set forth in Sections 2.1 and 2.2 shall terminate as to the Investors and be of no further force or effect when the first sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act, whichever event shall first occur.

          2.4  Right of First Offer.  Subject to the terms and conditions
               --------------------
specified in this Section 2.4, the Company hereby grants to each Major Investor (as hereinafter defined) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, a "Major Investor" shall mean (i) any Investor who holds at least 100,000 shares of the original investment such Investor made or makes in the Company pursuant to the Series A Preferred Stock Purchase Agreement dated April 7, 1995 (the "Series A Agreement"), the Series B Preferred Stock Purchase Agreement dated June 2, 1995 (the "Series B Agreement"), the Series C Preferred Stock Purchase Agreement dated January 16, 1996 (the "Series C Agreement"), the Series D Preferred Stock Purchase Agreement dated February 6, 1997 (the "Series D Agreement"), the Series E Preferred Stock Purchase Agreement dated November 14, 1997 (the "Series E Agreement") or the Series F Stock Purchase Agreement dated June 4, 1998 and (ii) any person who acquires at least 100,000 shares of the Series A Preferred Stock (or the Common Stock issued upon conversion thereof), the Series B Preferred Stock (or the Common Stock issued upon conversion thereof), the Series C Preferred Stock (or the Common Stock issued upon conversion thereof), the Series D Preferred Stock (or the Common Stock issued upon conversion thereof), the Series E Preferred Stock (or the Common Stock issued upon conversion thereof) or the Series F Preferred Stock (or the Common Stock issued upon conversion thereof) issued pursuant to the Series A Agreement, the Series B Agreement, the Series C Agreement, the Series D Agreement, the Series E Agreement or the Series F Agreement, as applicable. For purposes of this Section 2.4, an Investor includes any general partners and affiliates of an Investor. An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

     Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (the "Shares"), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

          (a) The Company shall deliver a notice (the "Notice") to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

          (b) By written notification received by the Company, within 20 calendar days after giving of the Notice, each Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by such Major Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion of all convertible securities). The Company shall promptly, in writing, inform each Major Investor which decides to purchase all the shares available to it (the "Fully-Exercising Investor") of any other Major Investor's failure to do likewise. During the ten-day period commencing after such information is given, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

               (c) With respect to Shares referred to in the Notice that are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the 30-day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

               (d) The right of first offer in this Section 2.4 shall not be applicable (i) to the issuance or sale of shares of Common Stock (or options therefor) to consultants, directors, officers, advisors or employees for the primary purpose of soliciting or retaining their employment, (ii) to or after consummation of a bona fide, firmly underwritten public offering of shares of Common Stock registered under the Securities Act pursuant to a registration statement filed on Form S-1 which results in gross cash proceeds to the Company in excess of $20,000,000 and a public offering price of not less than $8.78 per share (as adjusted for any subsequent stock dividends, stock splits, recapitalizations or the like), (iii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (v) to the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships or (vi) to the sale and issuance of the Series F Preferred Stock.

               (e) The right of first offer set forth in this Section 2.4 may not be assigned or transferred, except that (i) such right is assignable by each Holder to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with any such Holder and (ii) such right is assignable between and among any of the Holders.

     3.   Miscellaneous.

          3.1  Successors and Assigns.  Except as otherwise provided herein, the
               ----------------------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement except as expressly provided in this Agreement.

          3.2  Governing Law. This Agreement shall be governed by and construed
               -------------
under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          3.3  Counterparts. This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.4  Titles and Subtitles. The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          3.5  Notices. Unless otherwise provided, any notice required or
               -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten days advance written notice to the other parties.

          3.6  Expenses. If any action at law or in equity is necessary to
               --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          3.7  Amendments and Waivers. Any term of this Agreement may be amended
               ----------------------
and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities (excluding the Excluded Securities) then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities (including Excluded Securities) then outstanding, each future holder of all such Registrable Securities and the Company.

          3.8  Severability. If one or more provisions of this Agreement is held
               ------------
to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          3.9  Aggregation of Stock. All shares of Registrable Securities held
               --------------------
or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          3.10 Entire Agreement, Amendment, Waiver. This Agreement (including
               -----------------------------------
the exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

          3.11 Termination of Prior Agreement. This Agreement amends, restates
               ------------------------------
and supersedes the Fifth Amended and Restated Investors' Rights Agreement among the Company and the Prior Investors, dated June 4, 1998.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      AGILE SOFTWARE CORPORATION



                                      By:   /s/ Bryan D. Stolle
                                         ---------------------------------------
                                         Bryan D. Stolle
                                         President and Chief Executive Officer



                       [SIGNATURE PAGE TO SIXTH AMENDED
                         INVESTORS' RIGHTS AGREEMENT]